Exhibit 23.8

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

October 10, 2023

Vencer Energy, LLC

11750 Katy Freeway, Suite 200

Houston, Texas 77079

Ladies and Gentlemen:

We hereby consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton as independent reserves engineers, to the inclusion of information taken from our report entitled “Report as of December 31, 2022 on Reserves and Revenue of Certain Properties with interests attributable to Vencer Energy, LLC SEC,” dated October 2, 2023, included in or made part of this Registration Statement on Form S-3 (as amended, the “Registration Statement”) and the related Prospectus (the “Prospectus”) of Civitas Resources, Inc. for the registration of common stock. We further consent to the reference to our firm under the heading “EXPERTS” in the Registration Statement and related Prospectus.

Very truly yours,

/s/ DeGOLYER and MacNAUGHTON
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716